CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 114 to the Registration Statement (Form N-1A Nos. 33-44254 and 811-6490) of our reports dated December 23,2019 on the financial statements and financial highlights of BNY Mellon Diversified International Fund (formerly, Dreyfus Diversified International Fund) and BNY Mellon Global Real Estate Securities Fund (formerly, Dreyfus Global Real Estate Securities Fund) (two of the funds constituting BNY Mellon Investment Funds V, Inc.) (each, a “Fund”) included in each Fund’s annual report for the fiscal year ended October 31, 2019.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

February 24, 2020